            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.


         UNITED SURGICAL PARTNERS INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies as follows:

         The name of the Corporation is United Surgical Partners International, Inc. The original Certificate of Incorporation was filed with the Delaware Secretary of State on February 27, 1998, which original Certificate of Incorporation was amended by the Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on October 11, 2000 and the Amendment to the Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on November 28, 2000 (as so amended, the "ORIGINAL CERTIFICATE OF INCORPORATION").

         This Second Amended and Restated Certificate of Incorporation was duly adopted by vote of the stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law. This Second Amended and Restated Certificate of Incorporation shall be effective at 12:01 a.m., Eastern Daylight Time, on June 6, 2001 (the "EFFECTIVE DATE").

         This Second Amended and Restated Certificate of Incorporation restates and integrates and further amends the Original Certificate of Incorporation to read in its entirety as follows:

         FIRST: The name of the Corporation is United Surgical Partners International, Inc.

         SECOND: The address of the principal office of the Corporation's registered office in the State of Delaware, and the name of its registered agent at such address, is:

                                 The Corporation Trust Company
                                 1209 Orange Street
                                 New Castle County
                                 Wilmington, Delaware 19802

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

         FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 243,053,916 shares, consisting of
(i) 10,053,916 shares of Preferred Stock, $.01 par value, of which 31,200 shares are designated as Series A Redeemable Preferred Stock, $.01 par value ("SERIES A PREFERRED STOCK"), 2,716 shares are designated as Series B Convertible Preferred Stock, $.01 par value ("SERIES B PREFERRED STOCK"), and 20,000 shares are designated as Series C Convertible Preferred Stock, $.01 par value ("SERIES C PREFERRED STOCK") (the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock being collectively referred to herein as the "PREFERRED STOCK"), and


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

(ii) 233,000,000 shares of Common Stock, $.01 par value, of which 30,000,000 shares are designated as Class A Common Stock, $.01 par value ("CLASS A COMMON STOCK"), 3,000,000 shares are designated as Class B Common Stock, $.01 par value ("CLASS B COMMON STOCK"), and 200,000,000 shares are designated as Common Stock, $.01 par value ("COMMON Stock").

         FIFTH: The following is a statement of the designations, and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation as the same shall exist prior to the consummation of a firm commitment underwritten initial public offering of the Corporation's common stock under the Securities Act of 1933 (the "INITIAL PUBLIC OFFERING"). Upon the consummation of the Initial Public Offering, this Article Fifth shall become void and shall no longer apply. All cross-references in each subdivision of this Article Fifth refer to other paragraphs in such subdivision unless otherwise indicated.


                                       I.

                                 PREFERRED STOCK

         Except as otherwise expressly provided herein, all shares of Preferred Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

                  1. CUMULATIVE DIVIDENDS. The holders of shares of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive, on April 30th of each year beginning April 30, 2000, out of funds legally available for such purpose, cash dividends at the rate of (x) $50.00 per share per annum on April 30, 2000 and (y) $75.00 per share per annum thereafter, and no more, payable (as determined from time to time by the Board of Directors of the Corporation (the "BOARD OF DIRECTORS")) on each share of Preferred Stock that shall then be outstanding (each annual period ended April 30th being referred to for the purposes of this subdivision I as a "DIVIDEND PERIOD"). Such dividends shall be cumulative (so that if for any Dividend Period such dividends are not paid or declared and set apart therefor, the deficiency shall be paid, in whole or in part (without interest), on the next succeeding dividend payment date on which the Corporation has any funds legally available therefor) and shall accrue from and after the date of issue whether or not declared and whether or not there are any funds of the Corporation legally available for the payment of dividends. Accrued but unpaid dividends shall not bear interest. The Board of Directors may fix a record date for the determination of holders of Series A Preferred Stock and Series B Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

                  As long as any shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall remain outstanding, in no event (without the written consent of the holders of a majority of the outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock together voting as a class) shall any dividend whatsoever be paid upon, nor any distribution be made upon, any shares of Class A Common Stock, Class B Common Stock or Common Stock, other than a dividend or distribution payable in shares of Class A Common Stock, Class B Common Stock or Common Stock, as the case may be, nor except for the repurchase of shares (x) from participants under any stock option plans approved by a


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

majority of the Board of Directors, (y) pursuant to employment agreements or stock purchase agreements with employees approved by the Board of Directors, and (z) of Class B Common Stock pursuant to the Stockholders Agreement, dated as of September 26, 2000, by and among Health Dream Team, S.C., the Corporation and United Surgical Partners Europe, S.L. (as amended from time to time in accordance with the terms thereof, the "STOCKHOLDERS AGREEMENT"), shall any shares of Class A Common Stock, Class B Common Stock or Common Stock be purchased or redeemed by the Corporation, nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of shares of any Class A Common Stock, Class B Common Stock or Common Stock, unless, in each such case, accrued and unpaid dividends on all outstanding shares of Preferred Stock for all prior Quarterly Payment Dates and Dividend Periods shall have been declared and paid in full and the full dividend on all outstanding shares of Preferred Stock for the then-current Quarterly Payment Date and Dividend Period shall have been paid or declared and sufficient funds for the payment thereof set apart, and any arrears or defaults in any redemption of shares of Preferred Stock shall have been cured. In the event that the Corporation shall at any time pay a dividend on the Class A Common Stock or Common Stock (other than a dividend payable solely in shares of Class A Common Stock or Common Stock) in accordance with this paragraph, it shall, at the same time, pay to each holder of Series C Preferred Stock (in addition to any payment such holder is entitled to receive pursuant to this paragraph 1), a dividend equal to the dividend that would have been payable to such holder if the shares of Series C Preferred Stock held by such holder had been converted into Class A Common Stock or Common Stock, as the case may be, on the date of determination of holders of Class A Common Stock or Common Stock entitled to receive such dividend.

                  2. REDEMPTION. The shares of Series A Preferred Stock and Series B Preferred Stock (collectively, the "REDEEMABLE PREFERRED STOCK") shall be redeemable as follows:

                  2A.      MANDATORY REDEMPTION. Except as and to the extent
expressly prohibited by applicable law, the Corporation shall redeem (in the manner and with the effect provided in subparagraphs 2C through 2E below) all shares of Redeemable Preferred Stock which shall then be outstanding on April 30, 2008; provided, however, that if the Corporation shall consummate the Initial Public Offering prior to April 30, 2008, the Corporation shall redeem all shares of Series A Preferred Stock and Series B Preferred Stock which shall then be outstanding. In case of the occurrence of any of the following (each, a "CHANGE OF CONTROL EVENT"): (i) a consolidation or merger of the Corporation with or into any other corporation (other than a merger which will not result in more than 50% of the voting capital stock of the Corporation outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of such voting capital stock immediately prior to such merger in the same proportions in which such shares were held immediately prior to such merger),
(ii) a sale of all or substantially all of the properties and assets of the Corporation as an entirety in a single transaction or in a series or related transactions to any other person or (iii) the acquisition of "beneficial ownership" by any "person" or "group" (other than Welsh, Carson, Anderson & Stowe VII, L.P. or its affiliates) of voting stock of the Corporation representing more than 50% of the voting power of all outstanding shares of such voting stock, whether by way of merger or consolidation or otherwise, the Corporation shall, not later than 20 days prior to the effective date of any such Change of Control Event, give notice thereof to the holder or holders of shares of Redeemable Preferred Stock and, in the event that within 15 days after


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

receipt of such notice, any holder or holders of shares of Redeemable Preferred Stock shall elect, by written notice to the Corporation, to have any or all of its shares of Redeemable Preferred Stock redeemed, the Corporation shall redeem the same (in the manner and with the effect provided in subsections 2C through 2E below) not later than the effective date and time of such Change of Control Event. In addition, at any time on or after the second anniversary of the date on which shares of Series B Preferred Stock are first issued, the Corporation shall, not later than 30 days after receipt of written notice from any holder of shares of Series B Preferred Stock requesting redemption of any or all of its shares of Series B Preferred Stock, redeem such shares of Series B Preferred Stock (in the manner and with the effect provided in subparagraphs 2C through 2E below).

                  As used herein, (i) the terms "person" and "group" shall have the meaning set forth in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), whether or not applicable, (ii) the term "beneficial owner" shall have the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events,
(iii) any "person" or "group" will be deemed to beneficially own any voting stock of the Corporation so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting stock of a registered holder of the voting stock of the Corporation, and (iv) the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act, whether or not applicable.

                  2B.      OPTIONAL REDEMPTION. The Corporation may, in its
sole discretion, redeem at any time and from time to time (in the manner and with the effect provided in subparagraphs 2C through 2E below), any whole number of shares of Redeemable Preferred Stock. Any date on which the Corporation elects to redeem shares of Redeemable Preferred Stock as provided in this subparagraph 2B and each date on which the Corporation shall be required to redeem shares of Redeemable Preferred Stock as provided in subparagraph 2A above shall be referred to as a "REDEMPTION DATE."

                  2C.      REDEMPTION PRICE; NOTICE OF REDEMPTION. The
Redeemable Preferred Stock to be redeemed on a Redemption Date shall be redeemed by paying for each share the sum of (i) $1,000, plus (ii) an amount equal to dividends accrued and unpaid thereon from the date of issuance of such share of Redeemable Preferred Stock to such Redemption Date, the sum of
(i) and (ii) being herein sometimes referred to as the "REDEMPTION PRICE." Not less than 20 days before such Redemption Date, written notice shall be given by mail, postage prepaid to the holders of record of the Redeemable Preferred Stock to be redeemed, such notice to be addressed to each such stockholder at his post office address as shown by the records of the Corporation, specifying the number of shares to be redeemed, the paragraph or paragraphs of this Second Amended and Restated Certificate of Incorporation pursuant to which such redemption shall be made, the Redemption Price and the place and date of such redemption, which date shall not be a day on which banks in the City of New York are required or authorized to close. If such notice of redemption shall have been duly given and if on or before such Redemption Date the funds necessary for redemption shall have been set aside so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares of Redeemable Preferred Stock to be redeemed shall not have been surrendered for cancellation, after the close of business on such

Redemption Date, the shares so called for redemption shall no longer be deemed outstanding, the dividends thereon shall cease to accrue, and all rights with respect to such shares shall forthwith after the close of business on the Redemption Date, cease, except only the right of the holders thereof to receive, upon presentation of the certificate representing shares so called for redemption, the Redemption Price therefor, without interest thereon.

                  2D.      REDEEMED OR OTHERWISE ACQUIRED SHARES TO BE
RETIRED. Any shares of the Redeemable Preferred Stock redeemed pursuant to this paragraph 2 or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized shares of Redeemable Preferred Stock accordingly.

                  2E.      SHARES TO BE REDEEMED. In case of the redemption,
for any reason, of only part of the outstanding shares of Redeemable Preferred Stock on a Redemption Date, all shares of Redeemable Preferred Stock to be redeemed shall be selected pro rata, and there shall be so redeemed from each registered holder in whole shares, as nearly as practicable to the nearest whole share, that proportion of all the shares to be redeemed which the number of shares held of record by such holder bears to the total number of shares of Redeemable Preferred Stock at the time outstanding. Any shares of Redeemable Preferred Stock that are designated for redemption on a Redemption Date and are not so redeemed shall be redeemed as soon thereafter as possible and in the manner in which shares are otherwise redeemed on a Redemption Date, and, in such event, as provided in this subdivision I, dividends shall continue to accrue on such shares.

                  3. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, the holders of the shares of Series A Preferred Stock and Series B Preferred Stock shall be entitled, before any distribution or payment is made upon any Class A Common Stock, Class B Common Stock or Common Stock, to be paid an amount equal to $1,000 per share plus any accrued but unpaid dividends and the holders of the shares of Series C Preferred Stock shall be entitled before any distribution or payment is made upon any Class A Common or Common Stock to be paid an amount equal to the Series C Preferred Liquidation Value with respect to each outstanding share plus any accrued but unpaid dividends thereon (such amounts being sometimes referred to as the "PREFERRED LIQUIDATION PAYMENTS"). If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Corporation shall be insufficient to permit payment to such holders of the full amount of the Preferred Liquidation Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably per share among the holders of such series of Preferred Stock in proportion to the full per share amounts to which they respectively are entitled. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Preferred Stock shall have been paid in full the preferential amounts to which they shall be entitled as provided herein, the remaining net assets of the Corporation shall be distributed to the holders of Class A Common Stock, Class B Common Stock and Common Stock in accordance with this Second Amended and Restated Certificate of Incorporation. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Preferred Liquidation Payments to be made pursuant hereto and the place where said Liquidation Payments shall be payable shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein to the holders of record of the Preferred Stock, such notice to be addressed to each such holder at his post office address as shown by the records of the Corporation; provided, however, that failure to give notice pursuant to this sentence shall not invalidate the action involved. A Change of Control Event shall not, for purposes of this paragraph 3, be deemed a liquidation, dissolution or winding up of the Corporation.

                  "SERIES C PREFERRED LIQUIDATION VALUE" determined as of any date shall mean, in respect of each share of Series C Preferred Stock, an amount equal to $1,000 (appropriately adjusted to reflect stock splits and combinations and stock dividends, the "INITIAL PURCHASE PRICE") plus an amount equal to seven percent (7%) of the Initial Purchase Price, compounded quarterly on each of March 31, June 30, September 30 and December 31.

                  4.       CONVERSION OF CONVERTIBLE PREFERRED STOCK.

                  4A(1).   OPTIONAL CONVERSION OF SERIES B PREFERRED STOCK.
At any time on or after the second anniversary of the date on which shares of Series B Preferred Stock are first issued, subject to and upon compliance with the provisions of this paragraph 4, the holder of any share or shares of Series B Preferred Stock shall have the right, at its option, to convert any such shares of Series B Preferred Stock (except that upon any liquidation, dissolution or winding up of the Corporation or upon any redemption of the Series B Preferred Stock in accordance with paragraph 2, the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on Series B Preferred Stock or payable with respect thereto) into such number of fully paid and non-assessable whole shares of Class A Common Stock as is obtained by multiplying the number of shares of Series B Preferred Stock so to be converted by $1,000 (plus any accrued and unpaid per share dividends through the time of conversion) and dividing the result by the greater of (x) $2.00 (such price, or such price as last adjusted hereunder, the "SERIES B BASE CONVERSION PRICE") and (y) the fair market value per share of Class A Common Stock at the time of conversion as determined in good faith by the Board of Directors. Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series B Preferred Stock into Class A Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series B Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Class A Common Stock shall be issued.

                  4A(2).   OPTIONAL CONVERSION OF SERIES C PREFERRED STOCK.
At any time on or after the date on which shares of Series C Preferred Stock are first issued, subject to and upon compliance with the provisions of this paragraph 4, the holder of any share or shares of Series C Preferred Stock shall have the right, at its option, to convert any such shares of Series C Preferred Stock (except that upon any liquidation, dissolution or winding up of the Corporation or upon any redemption of the Series C Preferred Stock in accordance with paragraph 2, the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on Series C Preferred Stock or payable with respect thereto) into such number of fully paid and non-assessable whole shares of Class A Common Stock as is obtained by multiplying the number of shares of Series C Preferred Stock so to be converted by the Series C Preferred Liquidation Value (plus any accrued and unpaid per share dividends through the time of conversion) and dividing the result by $3.50, or by the conversion price as last adjusted and in effect at the date any share of shares of Series C Preferred Stock are surrendered for conversion (such price, or such price as last adjusted hereunder, the "SERIES C CONVERSION PRICE"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series C Preferred Stock into Class A Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series C Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Class A Common Stock shall be issued.

                  4B.      ISSUANCE OF CERTIFICATES; TIME CONVERSION
EFFECTED. Promptly after the receipt by the Corporation of a written notice referred to in subparagraph 4A(1) or (2) and surrender of the certificate or certificates for the share or shares of the Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Class A Common Stock issuable upon the conversion of such share or shares of Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected immediately prior to the close of business on the day the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                  4C.      FRACTIONAL SHARES; DIVIDENDS; PARTIAL CONVERSION.
No fractional shares shall be issued upon conversion of the Convertible Preferred Stock into Class A Common Stock. In case the number of shares of Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 4A(1) or (2) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Convertible Preferred Stock, represented by the certificate or certificates surrendered which are not to be converted. If any fractional interest in a share of Class A Common Stock would, except for the provisions of the first sentence of this subparagraph 4C, be deliverable upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering the Convertible Preferred Stock for conversion an amount in cash equal to the current fair value of such fractional interest as determined in good faith by the Board of Directors.

                  4D.      ADJUSTMENT OF SERIES C CONVERSION PRICE UPON
ISSUANCE OF COMMON STOCK. Except as provided in subparagraph 4F hereof, if and whenever the Corporation shall issue or sell, or is in accordance with subparagraphs 4D(1) through 4D(5) deemed to have issued or sold, any shares of its Common Stock or Class A Common Stock for a consideration per share less than the Series C Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith, the Series C Conversion Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (x) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of (i) outstanding Class A Common Stock, Series B Preferred Stock and Series C Preferred Stock and (ii) the Corporation's Convertible Promissory Note dated June 1, 1999 issued to Baylor Health Services) multiplied by the then existing Series C Conversion Price, and (2) the consideration, if any, received by the Corporation upon such issue or sale, by (y) the total number of shares of Common Stock outstanding immediately after such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of (i) outstanding Class A Common Stock, Series B Preferred Stock and Series C Preferred Stock and (ii) the Corporation's Convertible Promissory Note dated June 1, 1999 issued to Baylor Health Services, without giving effect to any adjustment in the number of shares so issuable by reason of such issue or sale).

                  For purposes of this subparagraph 4D, the following subparagraphs 4D(1) to 4D(7) shall also be applicable:

                  4D(1).   ISSUANCE OF RIGHTS OR OPTIONS. In case at any time
the Corporation shall in any manner grant any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock, Class A Common Stock or any stock or securities convertible into or exchangeable for Common Stock or Class A Common Stock (such rights or options being herein called "OPTIONS" and such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock or Class A Common Stock, as the case may be, is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock or Class A Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Series C Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock or Class A Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 4E(3), no adjustment of the Series C Conversion Price shall be made upon the actual issue of such Common Stock or Class A Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock or Class A Common Stock, as the case may be, upon conversion or exchange of such Convertible Securities.

                  4D(2).   ISSUANCE OF CONVERTIBLE SECURITIES. In case the
Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock or Class A Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock and Class A Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Series C Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock or Class A Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 4D(3) below, no adjustment of the Series C Conversion Price shall be made upon the actual issue of such Common Stock or Class A Common Stock, as the case may be, upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Option to purchase any such Convertible Securities for which adjustments of the Series C Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 4D, no further adjustment of the Series C Conversion Price shall be made by reason of such issue or sale.

                  4D(3).   CHANGE IN OPTION PRICE OR CONVERSION RATE. If (i)
the purchase price provided for in any Option referred to in subparagraph 4D(1), (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 4D(1) or 4D(2) or (iii) the rate at which any Convertible Securities referred to in subparagraph 4D(1) or 4D(2) are convertible into or exchangeable for Common Stock or Class A Common Stock shall change at any time (in each case other than under or by reason of provisions designed to protect against dilution), then the Series C Conversion Price in effect at the time of such event shall, as required, forthwith be readjusted to such Series C Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Series C Conversion Price then in effect hereunder shall, as required, forthwith be increased to the Series C Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock or Class A Common Stock, as the case may be, issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such Option referred to in subparagraph 4D(1) or the rate at which any Convertible Securities referred to in subparagraph 4D(1) or 4D(2) are convertible into or exchangeable for Common Stock or Class A

Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of Common Stock or Class A Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, the Series C Conversion Price then in effect hereunder shall, as required, forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common Stock or Class A Common Stock, as the case may be, and had adjustments been made upon the issuance of the shares of Common Stock or Class A Common Stock delivered as aforesaid, but only if as a result of such adjustment the Series C Conversion Price then in effect hereunder is thereby reduced.

                  4D(4).   STOCK DIVIDENDS. In case the Corporation shall
declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Class A Common Stock, Options or Convertible Securities, any Common Stock, Class A Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration, and the Series C Conversion Price shall be reduced as if the Corporation had subdivided its outstanding shares of Common Stock and Class A Common Stock into a greater number of shares, as provided in subparagraph 4E hereof.

                  4D(5).   CONSIDERATION FOR STOCK. In case any shares of
Common Stock, Class A Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Class A Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the Corporation, such Options shall be deemed to have been issued without consideration.

                  4D(6).   TREASURY SHARES. The number of shares of Common
Stock and Class A Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock or Class A Common Stock for the purposes of this subparagraph 4D.

                  4D(7).   RECORD DATE. In case the Corporation shall take a
record of the holders of its Common Stock or Class A Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Class A Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Class A Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock or Class A Common Stock, as the case may be, deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, provided that such shares of Common Stock or Class A Common Stock, as the case may be, shall in fact have been issued or sold.

                  4E.      SUBDIVISION OR COMBINATION OF STOCK. In case the
Corporation shall at any time subdivide its outstanding shares of Class A Common Stock into a greater number of shares or shall declare or pay a dividend on its outstanding shares of Class A Common Stock payable in shares of Class A Common Stock, then in each case the Series B Base Conversion Price and the Series C Base Conversion Price shall be similarly reduced, and conversely, in case the outstanding shares of Class A Common Stock of the Corporation shall be combined into a smaller number of shares, the Base Conversion Price shall be similarly increased.

                  4F.      CERTAIN ISSUES OF COMMON STOCK EXCEPTED. Anything
herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series C Conversion Price upon the occurrence of any of the following events: (i) the issuance of Class A Common Stock upon conversion of outstanding shares of Series B Preferred Stock or Series C Preferred Stock, (ii) the issuance and sale of, or grant of options to purchase shares of Common Stock or Class A Common Stock to employees and advisors of the Corporation pursuant to the Corporation's stock option plan or otherwise approved by the Board of Directors, (iii) the issuance of Common Stock upon conversion of outstanding shares of Class B Common Stock, and (iv) the issuance and sale of shares of Class B Common Stock pursuant to the Stockholders Agreement.

                  4G.      REORGANIZATION, RECLASSIFICATION, MERGER OF SALE.
If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Class A Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Class A Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provision shall be made whereby each holder of a share or shares of Convertible Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Class A Common Stock of the Corporation immediately theretofore receivable upon the conversion of such share or shares of Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Class A Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights. In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Class A Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Series B Base Conversion Price and the Series C Base Conversion Price shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Class A Common Stock of the Corporation. The Corporation will not effect any such consolidation or merger, or any sale of all or substantially all its assets and properties, unless prior to the consummation thereof the successor corporation

(if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to each holder of shares of Convertible Preferred Stock at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

                  4H.      NOTICE OF ADJUSTMENT. Upon any adjustment made
pursuant to 4C or 4D, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the number of shares of Class A Common Stock or other securities, cash or property issuable upon conversion of the Convertible Preferred Stock resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  4I.      STOCK TO BE RESERVED. The Corporation will at all
times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon the conversion of the Convertible Preferred Stock as herein provided, such number of shares of Class A Common Stock as shall then be issuable upon the conversion of all outstanding shares of Convertible Preferred Stock. All shares of Class A Common Stock which shall be so issued shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges arising out of or by reason of the issue thereof. The Corporation will take all such action within its control as may be necessary on its part to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Class A Common Stock of the Corporation may be listed.

                  4J.      NO REISSUANCE OF CONVERTIBLE PREFERRED STOCK. Shares
of Convertible Preferred Stock which are converted into shares of Class A Common Stock as provided herein shall not be reissued.

                  4K.      ISSUE TAX. The issuance of certificates for shares of
Class A Common Stock upon conversion of the Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Convertible Preferred Stock which is being converted.

                  4L.      CLOSING OF BOOKS. The Corporation will at no time
close its transfer books against the transfer of any Convertible Preferred Stock or of any shares of Class A Common Stock issued or issuable upon the conversion of any shares of Convertible Preferred Stock in any manner which interferes with the timely conversion of such Convertible Preferred Stock.

                  4M(1).   DEFINITION OF CLASS A COMMON STOCK. As used in this
paragraph 4, the term "CLASS A COMMON STOCK" shall mean and include the Corporation's authorized Class A Common Stock, $.01 par value, as constituted on the date of filing of this Second Amended and Restated Certificate of Incorporation and shall also include any capital stock of any class of the

Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Class A Common Stock receivable upon conversion of shares of the Convertible Preferred Stock, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraphs 4C and 4D, shall include only shares designated as Class A Common Stock of the Corporation on the date of filing of this Second Amended and Restated Certificate of Incorporation.

                  4M(2).   DEFINITION OF COMMON STOCK. As used in this paragraph
4, the term "COMMON STOCK" shall mean and include the Corporation's authorized Common Stock, $.01 par value, as constituted on the date of filing of this Second Amended and Restated Certificate of Incorporation and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of the Convertible Preferred Stock, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraphs 4C and 4D, shall include only shares designated as Common Stock of the Corporation on the date of filing of this Second Amended and Restated Certificate of Incorporation.

                  5. RESTRICTIONS. At any time when shares of Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Second Amended and Restated Certificate of Incorporation, and in addition to any other vote required by law, without the prior consent of the holders of a majority of the outstanding Preferred Stock, given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of the shares of such Preferred Stock shall vote together as a class:

                  (1) The Corporation will not (i) create or authorize the creation of any additional class or series of shares unless the same ranks junior to the Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation and as to the distribution of dividends, (ii) increase the authorized amount of the Preferred Stock or the authorized amount of any additional class or series of shares unless the same ranks junior to the Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation and as to the distribution of dividends, or (iii) create or authorize any obligation or security convertible into shares of Preferred Stock or into shares of any other class or series unless the same ranks junior to the Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation and as to the distribution of dividends, in each such case whether any such creation or authorization or increase shall be by means of amendment of this Second Amended and Restated Certificate of Incorporation, merger, consolidation or otherwise.

                  (2) The Corporation will not amend, alter or repeal this Second Amended and Restated Certificate of Incorporation or the bylaws of the Corporation (as amended, the "BYLAWS") in any manner, or file any directors' resolutions pursuant to Section 151(g) of the

Delaware General Corporation Law containing any provision, in either case, which adversely affects the respective preferences, qualifications, special or relative rights or privileges of the Preferred Stock or which in any manner adversely affects the Preferred Stock or the holders thereof. In addition, no action shall be taken that would adversely alter or change the powers, preferences or special rights of one series of Preferred Stock, but not so affect all of the Preferred Stock, without the consent of the holders of a majority of the outstanding stock of such series of Preferred Stock voting separately as a class.

                  In addition, no such action shall be taken that would have the effect of creating any additional differences between the respective preferences, qualifications, special or relative rights or privileges of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock without the consent of the holders of a majority of the outstanding Series A Preferred Stock, the consent of the holders of a majority of the outstanding Series B Preferred Stock and the consent of the holders of a majority of the outstanding Series C Preferred Stock.

                  (3) The Corporation will not enter into any transaction that will result in the occurrence of a Change of Control Event.

                  6. VOTING. Except as otherwise required by law or this Second Amended and Restated Certificate of Incorporation, the holders of Series A Preferred Stock and Series B Preferred Stock shall have no vote on any matters to be voted on by the stockholders of the Corporation. Except as otherwise provided by law and this Second Amended and Restated Certificate of Incorporation, the holders of Series C Preferred Stock shall vote together with the holders of Common Stock on all matters to be voted on by the stockholders of the Corporation, and each share of Series C Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Class A Common Stock (including fractions of a share) into which each share of Series C Preferred Stock is then convertible.

                                       II.

           CLASS A COMMON STOCK, CLASS B COMMON STOCK AND COMMON STOCK

                  Except as otherwise expressly provided herein, all shares of Common Stock, Class A Common Stock and Class B Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

                  1. DIVIDENDS. The holders of shares of Class A Common Stock, Class B Common Stock and Common Stock shall be entitled to receive such dividends as from time to time may be declared by the Board of Directors of the Corporation out of any funds legally available therefor, subject to the provisions of subdivision I above with respect to the rights of holders of the Preferred Stock. The Corporation shall declare a dividend on the Class A Common Stock and Class B Common Stock on each occasion that dividends are declared on the Common Stock of the Corporation. No dividend shall be paid on or declared and set apart for the shares of any class of common stock for any dividend period unless at the same time a like proportionate dividend for the same dividend period shall be paid on or declared and set apart for the shares and all other classes of common stock of the Corporation. The holders of shares of Class A

Common Stock and Common Stock shall receive dividends in accordance with the number of shares of Class A Common Stock or Common Stock then outstanding. Each holder of shares of Class B Common Stock shall receive a dividend equal to the dividend that would have been payable to such holder if the shares of Class B Common Stock had been converted into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividend.

                  2. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (i) pursuant to and as more particularly described in paragraph 4, all shares of Class B Common Stock shall automatically convert into the number of shares of Common Stock specified in paragraph 4, and (ii) subject to the prior rights of the holders of Preferred Stock, the holders of the shares of Class A Common Stock and Common Stock, according to the number of shares of Class A Common Stock and Common Stock then outstanding, shall be entitled to share ratably in all assets of the Corporation available for distribution to its stockholders; provided, however,
(x) that in the event that the amount available for distribution to the holders of Class A Common Stock is insufficient to permit the holders of Class A Common Stock to be paid an amount equal to (1) the original per share purchase price paid to the Corporation with respect to each such share of Class A Common Stock plus any accrued but unpaid dividends, or, (2) with respect to those shares of Class A Common Stock outstanding as a result of the conversion of shares of Series B Preferred Stock, $2.00 per share plus any accrued but unpaid dividends, or (3) with respect to those shares of Class A Common Stock outstanding as a result of the conversion of shares of Series C Preferred Stock, $3.50 per share plus any accrued and unpaid dividends (such amounts being sometimes referred to as the "CLASS A LIQUIDATION PAYMENTS"), then the holders of Class A Common Stock shall be entitled before any distribution or payment is made upon any Common Stock, to be paid an amount equal to the Class A Liquidation Payments and (y) that if the assets to be distributed among the holders of the Class A Common Stock shall be insufficient to permit payment to such holders of the full amount of the Class A Liquidation Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Class A Common Stock. Upon any such liquidation, dissolution or winding up of the Corporation in which the amount available for distribution to the holders of Class A Common Stock is sufficient to permit such holders to be paid the full amount of the Class A Liquidation Payments (as described in clauses (x) and (y) above), after the holders of Class A Common Stock shall have been paid in full the preferential amounts to which they shall be entitled as provided herein, all remaining assets of the Corporation which are available for distribution to its stockholders shall be distributed ratably among the holders of Common Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Class A Liquidation Payments and the place where said Class A Liquidation Payments shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of Class A Common Stock, such notice to be addressed to each such holder at his post office address as shown by the records of the Corporation; provided, however, that failure to give notice pursuant to this sentence shall not invalidate the action involved. A Change of Control Event shall not, for purposes of this paragraph 2, be deemed a liquidation, dissolution or winding up of the Corporation.

                  3.       CONVERSION OF CLASS A COMMON STOCK.

                  3A.      OPTIONAL CONVERSION OF CLASS A COMMON STOCK. Subject
to and upon compliance with the provisions of this paragraph 3 and after receiving the written consent of the holders of the majority of the outstanding shares of Class A Common Stock ("CONVERSION CONSENT"), the holder of any share or shares of Class A Common Stock shall have the right, at its option, to convert any such shares of Class A Common Stock (except that upon any liquidation, dissolution or winding up of the Corporation the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on Class A Common Stock) into an equal number of fully paid and non-assessable whole shares of Common Stock. Such rights of conversion shall be exercised by the holder thereof by giving written notice (which notice shall attach the Conversion Consent) that the holder elects to convert a stated number of shares of Class A Common Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Class A Common Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock shall be issued.

                  3B.      AUTOMATIC CONVERSION OF CLASS A COMMON STOCK.
Notwithstanding anything else herein to the contrary in this Section 3, in the event that, at any time while any of the Class A Common Stock shall be outstanding, (i) the Corporation shall complete a firm commitment underwritten public offering of Common Stock registered under the Securities Act of 1933 in which (x) the aggregate price paid for such shares by the public shall be at least $30,000,000 and (y) the price per share paid by the public for such shares shall be at least $6 per share (appropriately adjusted to reflect stock splits and combinations and stock dividends) (a "QUALIFIED OFFERING") or (ii) a majority of the issued shares of Class A Common Stock shall have been converted into Common Stock, then all outstanding shares of Class A Common Stock shall be automatically and without further action on the part of the holders of the Class A Common Stock converted into shares of Common Stock in accordance with the terms of subsection 3A hereof with the same effect as if the certificates evidencing such shares had been surrendered for conversion, such conversion to be effective immediately prior to the closing of such Qualified Offering or immediately prior to the conversion of Class A Common Stock satisfying clause
(ii) above, as the case may be; provided, however, that certificates evidencing the shares of Common Stock issuable upon such conversion shall not be issued except on surrender of the certificates for the shares of the Class A Common Stock so converted.

                  3C.      ISSUANCE OF CERTIFICATES; TIME CONVERSION EFFECTED.
Promptly after the receipt by the Corporation of the written notice referred to in subparagraph 3A and surrender of the certificate or certificates for the share or shares of the Class A Common Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Class A Common Stock. To the extent permitted by law, such conversion shall be deemed to have been effected immediately prior to the close of business on the day the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Class A Common Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                  3D.      FRACTIONAL SHARES; DIVIDENDS; PARTIAL CONVERSION. No
fractional shares shall be issued upon conversion of the Class A Common Stock into Common Stock, nor shall any payment or adjustment be made upon any conversion on account of any cash dividends on the Class A Common Stock so converted or the Common Stock issued upon such conversion. In case the number of shares of Class A Common Stock represented by the certificate or certificates surrendered pursuant to subparagraph 3A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Class A Common Stock, represented by the certificate or certificates surrendered which are not to be converted. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this subparagraph 3D, be deliverable upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering the Class A Common Stock for conversion an amount in cash equal to the current fair value of such fractional interest as determined in good faith by the Board of Directors of the Corporation.

                  3E.      SUBDIVISION OR COMBINATION OF STOCK. In case the
Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or shall declare or pay a dividend on its outstanding shares of Common Stock payable in shares of Common Stock, then in each case the Class A Common Stock shall be similarly subdivided, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Class A Common Stock shall be similarly combined.

                  3F.      REORGANIZATION, RECLASSIFICATION, MERGER OR SALE. If
any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provision (in form satisfactory to the holders of at least a majority of the outstanding shares of Class A Common Stock) shall be made whereby each holder of a share or shares of Class A Common Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such share or shares of Class A Common Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights. In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the number of shares of Common Stock into which Class A Common Stock may be converted shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such consolidation or merger, or any sale of all or substantially all its assets and properties, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument (in form reasonably satisfactory to the holders of at least a majority of the shares of Class A Common Stock at the time outstanding) executed and mailed or delivered to each holder of shares of Class A Common Stock at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

                  3G.      NOTICE OF ADJUSTMENT. Upon any adjustment made
pursuant to 3E or 3F, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Class A Common Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the number of shares of Common Stock or other securities, cash or property issuable upon conversion of the Class A Common Stock resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  3H.      STOCK TO BE RESERVED. The Corporation will at all
times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon the conversion of the Class A Common Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Class A Common Stock. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges arising out of or by reason of the issue thereof. The Corporation will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed.

                  3I.      NO REISSUANCE OF CLASS A COMMON STOCK. Shares of
Class A Common Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

                  3J.      ISSUE TAX. The issuance of certificates for shares of
Common Stock upon conversion of the Class A Common Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Class A Common Stock which is being converted.

                  3K.      CLOSING OF BOOKS. The Corporation will at no time
close its transfer books against the transfer of any Class A Common Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Class A Common Stock in any manner which interferes with the timely conversion of such Class A Common Stock.

                  3L.      DEFINITION OF COMMON STOCK. As used in this paragraph
3, the term "COMMON STOCK" shall mean and include the Corporation's authorized Common Stock, $.01 par value, as constituted on the date of filing this Second Amended and Restated Certificate of Incorporation and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of the Class A Common Stock, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraphs 3E or 3F, shall include only shares designated as Common Stock of the Corporation on the date of filing this Second Amended and Restated Certificate of Incorporation.

                  4.       CONVERSION OF CLASS B COMMON STOCK.

                  4A.      OPTIONAL CONVERSION OF CLASS B COMMON STOCK. Subject
to and upon compliance with the provisions of this paragraph 4 and at any time prior to the occurrence of a Triggering Event (as defined below), the holder of the outstanding shares of Class B Common Stock shall have the right, at its option, to convert all such shares of Class B Common Stock into shares of the common capital stock ("USPE SHARES") of United Surgical Partners Europe, S.L., a company organized under the laws of Spain ("USPE"), in accordance with the formula set forth in subsection 4D hereof. The conversion right granted by this subsection 4A shall be on a one-time, all or none basis with respect to all of the outstanding shares of Class B Common Stock. Such right of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert all of the shares of Class B Common Stock into USPE Shares and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder of the Class B Common Stock) at any time during its usual business hours, together with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the USPE Shares shall be issued. To the extent permitted by law, such conversion shall be deemed to have been effected immediately prior to the close of business on the day the certificate or certificates for such shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such shares of Class B Common Stock shall cease, and the person or persons in whose name or names any certificate or certificates for USPE Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. Notwithstanding the provisions of the preceding sentence, the holder of shares of Class B Common Stock shall have the right to deliver written notice of conversion which provides (i) that the conversion of the Class B Common Stock into USPE Shares is conditioned upon the occurrence of a specified USPE Triggering Event, and (ii) that such holder may rescind the conversion notice by delivering written notice of such rescission to the Corporation in the manner provided above prior to the conversion of the Class B Common

Stock; if the holder of the Class B Common Stock delivers a conditional notice as provided herein, the conversion of the Class B Common Stock shall be effective immediately prior to the applicable USPE Triggering Event (unless rescinded as provided above).

                  4B.      AUTOMATIC CONVERSION OF CLASS B COMMON STOCK. Upon
the occurrence of a Triggering Event at the Corporation or USPE, all outstanding shares of Class B Common Stock shall be automatically and without further action on the part of the holders of the Class B Common Stock converted into shares of Common Stock in accordance with the terms of subsection 4C hereof, such conversion to be effective immediately prior to the Triggering Event; provided, however, that certificates evidencing the shares of Common Stock issuable upon such conversion shall not be issued except on surrender of the certificates for the shares of the Class B Common Stock so converted. The Corporation shall provide the holders of the shares of Class B Common Stock at least 30 days (or such shorter period as may be acceptable to the holders) prior written notice of the proposed Triggering Event. Such notice will be sent by first class mail, postage prepaid, addressed to each holder of shares of Class B Common Stock at the address of such holder as shown on the books of the Corporation and the Corporation shall also concurrently provide notice to such holders by e-mail or facsimile transmission; provided, however, that failure to give notice pursuant to this sentence shall not invalidate the underlying Triggering Event. Notwithstanding the foregoing, in addition to any other remedies available under applicable law, if the Corporation fails to give notice of a Triggering Event pursuant to the provisions of this Section 4B, the holders of the Class B Common Stock (immediately prior to the occurrence of such Triggering Event) shall have the right to cause the Corporation to convert such holders Common Stock issued upon conversion of such Class B Common Stock into USPE Shares or, if as of such time a USPE Triggering Event shall have occurred, to exchange such Common Stock into the consideration that such holder would have received in connection with the USPE Triggering Event had such holder exercised its conversion rights under
Section 4A prior to such USPE Triggering Event; the right set forth in this sentence shall expire thirty days after the Corporation shall have delivered notice of the applicable Triggering Event to such holder.

                  4C.      USPI CONVERSION RATIO. Each share of Class B Common
Stock shall, upon the occurrence of a Triggering Event, be converted into that number of fully paid and non-assessable whole shares of Common Stock which results from the product of one times the USPI Conversion Ratio. The USPI Conversion Ratio is:

                    (QI X .07) + (HMTIS X ERI/ERL) + (HMTCO)
                    ----------------------------------------
                    HMTIS  +  HMTCO

                  Where,

                  QI = the number of shares issued in a Qualified Investment (as defined in the Stockholders Agreement)

                  ERI = 160 Spanish pesetas (or, if as of the applicable time, the Spanish peseta is no longer in use, then equivalent amount as of the applicable date in Euros)

                  ERL - the Exchange Rate, in Spanish pesetas per dollar, on the date of the Triggering Event (or, if as of the applicable time, the Spanish peseta is no longer in use, then equivalent amount as of the applicable date in Euros)

                  HMTIS = the number of shares of Class B Common Stock outstanding on the date hereof (1,000,000)

                  HMTCO = the number of shares of Class B Common Stock issued in HMT Co-Investments (as defined in the Stockholders Agreement)

                  For purposes of this ratio, notwithstanding the fact that QI represents shares of capital stock of USPE and not USPI, QI, HMTIS and HMTCO shall be appropriately adjusted to reflect stock splits and combinations and stock dividends of the Class B Common Stock or the Common Stock (but not the USPE Shares)

                  4D.      USPE CONVERSION FORMULA. All of the outstanding
shares of Class B Common Stock shall, upon the exercise of the conversion right granted by subsection 4A hereof, be converted into that number of fully paid and non-assessable whole USPE Shares which results in a percentage ownership in USPE equal to that obtained by applying the following formula:

                        (BV X .12) + (QI X .07) + MCOINV
                                      BV + QI

                  Where,
                  BV - the Corporation's equity investment in USPE on the date hereof ($29,752,664)

                  QI - the Corporation's additional equity investments in USPE after the date hereof, in dollars (measured as of the date of each such investment based upon the Exchange Rate in effect on each such date)

                  MCOINV = the dollar value of shares of Class B Common Stock issued pursuant to HMT Co-Investments (as defined in the Stockholders Agreement) (measured as of the date of each such investment based upon the Exchange Rate in effect on each such date)

                  4E.      STOCK TO BE RESERVED. USPE and the Corporation, as
applicable, will at all times reserve and keep available out of the authorized but unissued USPE Shares or Common Stock, as applicable, solely for the purpose of issuance upon conversion in accordance with subsection 4A or 4B, as applicable, such number of USPE Shares or shares of Common Stock, as applicable, as shall then be issuable upon the conversion of all outstanding shares of Class B Common Stock. With respect to USPE Shares issuable upon conversion of the Class B Common Stock, USPI undertakes to transfer the applicable number of USPI's USPE Shares to the holder of such converted Class B Common Stock or, alternatively, to pass a shareholders' resolution at USPE in order to agree to a share capital increase in USPE to provide the applicable number of USPE Shares which shall be subscribed by the holder of the converted Class B Common Stock by means of a contribution in kind of such holder's converted Class B Common Stock. USPE and the Corporation, as applicable, shall take all such action within their control as may be necessary on their part to assure that all such shares may be so issued without violation of any applicable law or regulation, or of any requirements of any securities exchange upon which such shares may be listed.

                  4F.      ISSUANCE OF CERTIFICATES; NO FRACTIONAL SHARES.
Promptly after the receipt by the Corporation of the written notice referred to in subsection 4A or the Triggering Event giving rise to a conversion under subsection 4B and surrender by the holder of the certificate or certificates representing the holder's shares of Class B Common Stock, USPE or the Corporation, as appropriate, shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, subject to applicable law to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole USPE Shares or shares of Common Stock, as applicable, issuable upon the conversion of the holder's Class B Common Stock. If any fractional interest in a USPE Share or share of Common Stock would, except for the provisions of this subsection, be deliverable upon conversion, the Corporation, in lieu of delivery by USPE or the Corporation, as appropriate, of the fractional share thereof, shall pay to the holder upon surrender of the certificates representing the holder's Class B Common Stock for conversion an amount in cash equal to the current fair value of such fractional interest as determined in good faith by the Board of Directors of the Corporation.

                  4G.      SUBDIVISION OR COMBINATION OF STOCK. In case the
Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or shall declare or pay a dividend on its outstanding shares of Common Stock payable in shares of Common Stock, then in each case the Class B Common Stock shall be similarly subdivided, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Class B Common Stock shall be similarly combined.

                  4H.      REORGANIZATION, RECLASSIFICATION, MERGER OR SALE. If
any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provision (in form satisfactory to the holders of at least a majority of the outstanding shares of Class B Common Stock) shall be made whereby each holder of a share or shares of Class B Common Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such share or shares of Class B Common Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights. In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the number of shares of Common Stock into which the Class B Common Stock may be converted shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such consolidation or merger, or any sale of all or substantially all its assets and properties, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument (in form reasonably satisfactory to the holders of at least a majority of the outstanding shares of Class B Common Stock at the time outstanding) executed and mailed or delivered to each holder of shares of Class B Common Stock at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

                  4I.      NOTICE OF ADJUSTMENT. Upon any adjustment made
pursuant to 4G or 4H, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Class B Common Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the number of USPE Shares or shares of Common Stock or other securities, cash or property issuable upon conversion of the Class B Common Stock resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  4J.      CANCELLATION OF CLASS B COMMON STOCK UPON CONVERSION.
Upon any conversion under subsection 4A or 4B, the holder's Class B Common Stock shall be canceled and shall cease to be outstanding.

                  4K.      ISSUE TAX. The issuance of certificates for USPE
Shares or shares of Common Stock upon conversion of the Class B Common Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Class B Common Stock which is being converted.

                  4L.      DEFINITION OF TRIGGERING EVENT. As used in this
paragraph 4, the term "TRIGGERING EVENT" at the Corporation or USPE means any of the following: (i) a consolidation or merger of the Corporation or USPE, as applicable, with or into any other entity (other than a merger which will not result in more than 50% of the voting capital stock of the Corporation or USPE, as applicable, outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of such voting capital stock immediately prior to such merger in the same proportions in which such shares were held immediately prior to such merger), (ii) a sale of all or substantially all of the properties and assets of the Corporation or USPE, as applicable, as an entirety in a single transaction or in a series of transactions to any other person or persons, (iii) the acquisition of "beneficial ownership" by any "person" or "group" (other than Welsh, Carson, Anderson & Stowe VII, L.P. or its affiliates) of voting stock of the Corporation or USPE, as applicable, representing more than 50% of the voting power of all outstanding shares of such voting stock, whether by way of merger, consolidation or otherwise, (iv) the completion by the Corporation or USPE, as applicable, of a firm commitment underwritten public offering of Common Stock or USPE Shares, as applicable, registered under applicable securities laws, in which (x) the aggregate price paid for such shares by the public is at least $30,000,000, or (y) the price per share paid by the public shall be at least $6 per share (appropriately adjusted to reflect stock splits and combinations and stock dividends), (v) a sale by the Corporation, to one or more persons other than affiliates of the Corporation, of all USPE Shares as an entirety in a single transaction or in a series of related transactions (any such sale constituting a Triggering
Event at USPE, not at the Corporation), and (vi) any liquidation, dissolution or winding up of the Corporation or USPE, as applicable, whether voluntary or involuntary.

                  As used in this paragraph 4 (i) the terms "person" and "group" shall have the meanings set forth in Section 13(d)(3) of the Exchange Act, whether or not applicable, (ii) the term "beneficial ownership" shall have the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events, (iii) any "person" or "group" will be deemed to beneficially own any voting stock of the Corporation or USPE, as applicable, so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting stock of a registered holder of the voting stock of the Corporation or USPE, as applicable, and (iv) the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act, whether or not applicable.

                  5. VOTING. Except as otherwise required by law or this Second Amended and Restated Certificate of Incorporation, the holders of the Class A Common Stock, Class B Common Stock and Common Stock shall be entitled to notice of any stockholders meeting in accordance with the Bylaws and to vote together as a class upon any matter submitted to the stockholders for a vote as follows: (x) each holder of Class A Common Stock shall be entitled to 10 votes for each share of Common Stock which would be issuable to such holder upon the conversion of all the shares of Class A Common Stock so held on the record date for the determination of stockholders entitled to vote and (ii) each holder of Class B Common Stock and Common Stock shall have one vote per share.

         SIXTH: This Article Sixth shall apply from and after the consummation of the Initial Public Offering.

         I.       GENERAL.

                  A. Subject to the provisions of this Second Amended and Restated Certificate of Incorporation, the Corporation may issue shares of its Common Stock or Preferred Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid capital stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

                  B. Subject to the provisions of this Second Amended and Restated Certificate of Incorporation, the Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors or a committee of the Board of Directors. The Board of Directors or a committee of the Board of Directors shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

                  The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock and the Common Stock are as follows:

         II.      PREFERRED STOCK

                  1. The shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series thereof, the shares of each class or series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such class or series, adopted by the Board of Directors as hereinafter provided.

                  2. Authority is hereby expressly granted to and vested in the Board of Directors, subject to the provisions of this Section II, and to the limitations prescribed by the Delaware General Corporation Law, to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each such class or series to fix by resolution or resolutions providing for the issue of such class or series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:

                                    (i)      whether or not the class or series
                           is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of capital stock;

                                    (ii)     the number of shares to constitute
                           the class or series and the designations thereof;

                                    (iii)    the preferences and relative,
                           participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

                                    (iv)     whether or not the shares of any
                           class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property) and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                                    (v)      whether or not the shares of a
                           class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                                    (vi)     the dividend rate, whether
                           dividends are payable in cash, securities of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of capital stock, whether or not such dividends shall be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends shall accumulate;

                                    (vii)    the preferences, if any, and the
                           amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                                    (viii)   whether or not the shares of any
                           class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of capital stock, securities, or other property of the Corporation or any other entity and the conversion price or prices, ratio or ratios, or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                                    (ix)     such other special rights and
                           protective provisions with respect to any class or series the Board of Directors may provide.

                  3. The shares of each class or series of Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

                  4. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock without a vote of a majority of the holders of the Preferred Stock, or any class or series thereof, unless a vote of any such holders is otherwise required pursuant to this
         Section II.

                  5. Holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

         III.     COMMON STOCK

                  A. GENERAL. Except as otherwise provided herein or as otherwise provided by applicable law, all shares of Common Stock shall have identical rights and privileges in every respect.

                  B. RELATIVE RIGHTS OF PREFERRED STOCK AND COMMON STOCK. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualification, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of any series of the Preferred Stock.

                  C. VOTING RIGHTS. Except as otherwise required by law or this Second Amended and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the Corporation on all matters submitted to a vote for stockholders of the Corporation. Holders of Common Stock are not entitled to cumulate votes in the election of any directors.

                  D. DIVIDENDS. Subject to the prior rights and preferences, if any, applicable to shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock. Dividends payable under this Subsection D shall be paid to the holders of record of outstanding Common Stock as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of the declaration and payment of each dividend. Any shares of Common Stock issued as a dividend pursuant to this Subsection D shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges. The Corporation shall not issue fractions of shares of Common Stock on payment of such dividend but shall issue a whole number of shares to such holder of Common Stock rounded up or down in the Corporation's sole discretion to the nearest whole number, without compensation to the stockholder whose fractional share has been rounded down or from any stockholder whose fractional share has been rounded up.

                  E. DISSOLUTION, LIQUIDATION OR WINDING-UP. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after all creditors of the Corporation shall have been paid in full and after payment of all sums payable in respect of Preferred Stock, if any, the holders of the Common Stock shall share ratably on a share-for-share basis in all distributions of assets pursuant to such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation. For the purpose of this Subsection E, neither the merger nor the consolidation of the Corporation into or with another entity or the merger or consolidation of any other entity into or with the Corporation, or the sale, transfer or other disposition of all or substantially all the assets of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

                  F. RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, or out of shares of Common Stock held in its treasury, the full number of shares of Common Stock into which all shares of any series of Preferred Stock having conversion privileges from time to time outstanding are convertible.

         SEVENTH: Upon the Effective Date, each share of Common Stock (the "CONVERTED COMMON STOCK") issued and outstanding immediately prior to the Effective Date shall, without any action on the part of the holder thereof, be converted into, and deemed for all purposes to immediately represent, one-third of a share of Common Stock. Any fraction of a share of Common Stock that would otherwise result pursuant to the preceding sentence (after aggregating all fractional shares held by each stockholder) shall automatically be eliminated and, in lieu thereof, the holder thereof shall be entitled to receive a cash adjustment in respect of such fraction of a share in an amount based upon a value of the Common Stock equal to the per share price of Common Stock in the Initial Public Offering. The executive officers of the Corporation or their designees shall use the Effective Date as the record date for determining the holders of record of the Converted Common Stock. From and after the Effective Date, each certificate representing shares of Converted Common Stock shall represent that number of shares of Common Stock determined in accordance with the preceding sentences. Upon surrender of certificates representing shares of Converted Common Stock to the Corporation, the executive officers of the Corporation or their designees shall issue to such holders of record a new certificate or certificates, endorsed with such legends as are required or are appropriate, representing one share of Common Stock for every three shares of the Converted Common Stock as shall be registered on the Corporation's stock transfer records for such holder. The executive officers, or their designees, shall enter the fact of the issuance of the new certificates for Common Stock in the appropriate name or names of the holders of such shares on the Corporation's stock records and transfer books.

         EIGHTH: The number, classification and terms of the Board of Directors and the procedures to elect directors and to remove directors shall be as follows:

         I. Except as otherwise fixed by or pursuant to the provisions of this Second Amended and Restated Certificate of Incorporation relating to the rights of the holders of any class or series of Preferred Stock to elect directors under specified circumstances, the number of directors constituting the Board of Directors shall be no less than one, as fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the then authorized number of directors of the Corporation (as determined in accordance with the


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Bylaws). No decrease in the number of directors constituting the Board of
Directors shall shorten the term of any incumbent director. No director need be a stockholder.

         II. Subject to the rights of holders of any subsequently issued class or series of Preferred Stock, from and after the consummation of the Initial Public Offering, the directors of the Corporation shall be divided by the Board of Directors into three classes (the "CLASSIFIED DIRECTORS") with the first class ("CLASS I"), second class ("CLASS II") and third class ("CLASS III") each to consist as nearly as practicable of an equal number of directors. The term of office of the Class I directors shall expire at the 2002 annual meeting of stockholders, the term of office of the Class II directors shall expire at the 2003 annual meeting of stockholders, and the term of office of the Class III directors shall expire at the 2004 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, Classified Directors elected to succeed those Classified Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders following their election.

         III. The directors of the Corporation need not be elected by written ballot unless the Bylaws otherwise provide.

         IV. From and after the consummation of the Initial Public Offering, a director of the Corporation may be removed only for cause. For purposes of removal of a director of the Corporation, "cause" shall mean (a) a final conviction of a felony involving moral turpitude or (b) willful misconduct that is materially and demonstrably injurious economically to the Corporation. For purposes of this definition of "cause," no act, or failure to act, by a director shall be considered "willful" unless committed in bad faith and without a reasonable belief that the act or failure to act was in the best interest of the Corporation or any Affiliate of the Corporation. "Cause" shall not exist unless and until the Corporation has delivered to the director a written notice of the act or failure to act that constitutes "cause" and such director shall not have cured such act or omission within 90 days after the delivery of such notice. As used in this Second Amended and Restated Certificate of Incorporation, "Affiliate" has the meaning given such term under Rule 12b-2 of the Exchange Act.

         NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be


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

binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         TENTH: Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. From and after the consummation of the Initial Public Offering, a special meeting of the stockholders may be called, and business to be considered at any such meeting may be proposed, at any time exclusively by a majority of the members of the Board of Directors, and no stockholder of the Corporation shall require the Board of Directors to call a special meeting of stockholders or to propose business at a special meeting of stockholders. The books of the Corporation may be kept (subject to any provision contained in the statute) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

         ELEVENTH: From and after the date (the "WRITTEN CONSENT PROHIBITION TRIGGER DATE") following the consummation of the Initial Public Offering that Welsh, Carson, Anderson & Stowe VII, L.P. and its Affiliates (collectively, "WCAS"), own less than 25% of the then outstanding shares of Common Stock (and regardless of whether WCAS, at any time after the Written Consent Prohibition Trigger Date, owns 25% or more of the then outstanding Common Stock), and except for any action by holders of Preferred Stock permitted to be taken without a meeting pursuant to this Second Amended and Restated Certificate of Incorporation (including EXHIBIT A hereto), (i) no action required to be taken or that may be taken at any meeting of holders of Common Stock may be taken without a meeting and (ii) the power of holders of Common Stock to consent in writing, without a meeting, to the taking of any action is specifically denied.

         TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and by this Second Amended and Restated Certificate of Incorporation, and all rights conferred upon the stockholders of the Corporation herein are granted subject to this reservation.

         THIRTEENTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any Person (as hereinafter defined) in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction, or solely because his vote is counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a


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

quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction. "Person" as used herein means any corporation, partnership, limited liability company, association, firm, trust, joint venture, political subdivision or instrumentality.

         FOURTEENTH: The Corporation shall indemnify any Person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Fourteenth is in effect. Any repeal or amendment of this Article Fourteenth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Fourteenth. Such right shall include the right to be paid by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended, provided that the Corporation shall be entitled to participate in or, at its option, to assume the defense, appeal or settlement of such proceeding. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any Person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

         The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

         Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article Fourteenth shall extend to proceedings involving the negligence of such Person.

         As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

         FIFTEENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Fifteenth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Fifteenth, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Delaware General Corporation Law.

         SIXTEENTH: All of the power of the Corporation, insofar as it may be lawfully vested by this Second Amended and Restated Certificate of Incorporation in the Board of Directors, is hereby conferred upon the Board of Directors. In furtherance of and not in limitation of that power or the powers conferred by law, a majority of directors then in office (or such higher percentage as may be specified in the Bylaws with respect to any provision thereof) shall have the power to adopt, amend and repeal the Bylaws of the Corporation. Notwithstanding any other provisions of this Second Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Second Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent of the outstanding shares of the Corporation then entitled to vote upon the election of directors, voting together as a single class, shall be required for the alteration, amendment, or repeal of the Bylaws or adoption of new Bylaws by the stockholders of the Corporation.

         SEVENTEENTH: Notwithstanding any other provisions of this Second Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Second Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent of the outstanding shares of the Corporation then entitled to vote upon the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, Article Eighth, Article Tenth, Article Eleventh, Article Sixteenth, or this Article Seventeenth of this Second Amended and Restated Certificate of Incorporation.

                            [SIGNATURE PAGE FOLLOWS]

















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

         IN WITNESS WHEREOF, said Corporation has duly caused this certificate to be signed by William H. Wilcox, its President, this 5th day of June, 2001.



                                        By: /s/ William H. Wilcox
                                           -------------------------------------
                                           William H. Wilcox, President






















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